UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 7, 2008 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2008, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), announced that the Utility’s Board of Directors had elected John S. Keenan as Senior Vice President and Chief Operating Officer of the Utility effective January 1, 2008.  Mr. Keenan will continue to report to William T. Morrow, President and Chief Executive Officer of the Utility.  Mr. Keenan joined the Utility in December 2005 as Senior Vice President, Generation and Chief Nuclear Officer.  Before joining the Utility, Mr. Keenan was employed by Progress Energy, an energy company headquartered in Raleigh, North Carolina, that owns two electric and gas utilities in the Carolinas and Florida.  From November 2003 to December 2005 Mr. Keenan served as Vice President, Fossil Generation for Progress Energy and from May 1998 to November 2003 he served as Vice President of Progress Energy’s Brunswick Nuclear Power Plant.

Mr. Keenan’s compensation includes a base salary of $500,000, effective January 1, 2008. Mr. Keenan also will continue to be eligible to participate in the PG&E Corporation Short-Term Incentive Plan (STIP) with a target participation rate equal to 55% of his annual base salary, or $275,000.  Maximum awards under the STIP equal two times the target amount.  Actual STIP awards are determined by the Compensation Committee of the PG&E Corporation Board of Directors (Committee) based on the extent to which certain pre-established performance criteria are met.  Mr. Keenan also will continue to be eligible to receive an award under the PG&E Corporation 2006 Long-Term Incentive Plan (LTIP) as of the first business day of March 2008.  The Committee has previously approved LTIP value ranges for 2008 awards of $700,000 (minimum), $1,000,000 (target), and $1,400,000 (maximum) for officers at Mr. Keenan’s level.  Actual LTIP awards will be approved by the Committee in February 2008.

Mr. Keenan is entitled to participate in other benefits generally provided to Utility employees.  In addition, as an executive officer, Mr. Keenan is entitled to receive benefits available to other Utility executive officers, including an annual perquisite allowance of $25,000, participation in the PG&E Corporation Supplemental Executive Retirement Plan (which provides retirement benefits in excess of the pension benefits that would otherwise be payable under the Utility’s defined benefit pension plan), and participation in the PG&E Corporation Supplemental Retirement Savings Plan (under which a participant may elect to defer compensation and under which PG&E Corporation makes matching contributions credited to the participant’s account to the extent such matching contributions could not be made under PG&E Corporation’s 401(k) savings plan due to legal limitations).

Mr. Keenan does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01.  Regulation FD

As a follow up to PG&E Corporation’s webcast investor conference call held on December 21, 2007, attached as Exhibit 99 is the Utility’s current capital expenditure outlook detailing forecasted capital expenditures (2007-2011) among the following categories: common plant, SmartMeterTM program (advanced electric and gas meter infrastructure), gas transmission, electric transmission, generation, and distribution.

Item 9.01 Financial Statements and Exhibits

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit 99  Pacific Gas and Electric Company’s Capital Expenditure Outlook (2007-2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: January 7, 2008	By:	/s/ LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 7, 2008	By:	/s/ LINDA Y.H.CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

Exhibit No.                                            Description of Exhibit

99.	Pacific Gas and Electric Company’s Capital Expenditure Outlook (2007-2011)